UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 30, 2018

Date of Report (Date of Earliest Event Reported)

HP INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 PAGE MILL ROAD, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2018, Kim Rivera, who currently serves as the Chief Legal Officer of HP Inc. (the “Company”), was appointed as the Company’s President, Strategy and Business Management, effective January 1, 2019. She succeeds the Company’s interim Chief Operating Officer, Catherine A. Lesjak, who, as previously announced, will retire in early 2019. In addition to retaining her role as the Chief Legal Officer, in her new role as the Company’s President, Strategy and Business Management, Ms. Rivera will lead the Company’s strategy and business management organization.

Ms. Rivera has served as Chief Legal Officer, General Counsel and Corporate Secretary of the Company since November 2015. Prior to joining the Company, she served as the Chief Legal Officer and Corporate Secretary at DaVita Health Care Partners where she was employed from 2010 to 2015. From 2006 to 2009, she served in various roles including as Chief Compliance Officer and Head of International Legal Services, and Vice President and Associate General Counsel at The Clorox Company. Prior to that, Ms. Rivera served as Vice President Law and Chief Litigation Counsel to Rockwell Automation as well as General Counsel for its Automation Controls and Information Group.

In connection with her appointment, Ms. Rivera’s base salary was increased to $725,000 effective November 1, 2018. In addition, Ms. Rivera’s target annual equity grant opportunity was increased to $5,000,000 pursuant to standard forms of equity award agreements consisting of 60% performance adjusted restricted stock units vesting over a period of two and three years, and 40% restricted stock units vesting ratably on an annual basis over three years.

A copy of the related press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The Company also announced that Claire Bramley has been appointed as the Company’s Corporate Controller, effective December 15, 2018. Ms. Bramley has served as the Company’s Regional Head of Finance—EMEA since June 2015. From January 2013 to May 2015, she served as Vice President, Corporate Financial Planning and Analysis at the Company. Prior to that Ms. Bramley served as the Company’s Finance Director, Worldwide Personal Systems Financial Planning & Analysis from September 2011 to December 2013. The appointment was approved on December 1, 2018. Ms. Bramley will succeed Marie Myers, who on November 30, 2018 notified the Company she has made a decision to leave the Company, effective as of December 31, 2018. In connection with her appointment, Ms. Bramley received a one-time $500,000 equity grant consisting of restricted stock units vesting ratably on an annual basis over three years pursuant to a standard form of equity award agreement. In addition, she is eligible for relocation benefits under HP’s executive mobility program.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press release issued by HP Inc., dated December 3, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HP INC.

DATE: December 3, 2018	By:	/s/ Ruairidh Ross
	Name:	Ruairidh Ross
	Title:	Deputy General Counsel and Assistant Secretary